Exhibit 16.1

September 5, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by DermTech, Inc. (formerly known as Constellation Alpha Capital Corp.) under Item 4.01 of its Form 8-K dated August 29, 2019, and filed on September 5, 2019. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of DermTech, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP